       EXHIBIT 23.1

Board of Directors
Freedom Environmental Services, Inc.

INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in this registration statement of Freedom Environmental Services, Inc. on Form S-8 of our audit report dated May 5, 2010, on the financial statements of Freedom Environmental Services, Inc. as of December 31, 2009 of the annual Form 10-K of Freedom Environmental Services, Inc.

Tarvaran Askelson & Company, LLP

By:	/s/ Tarvaran Askelson & Company, LLP
Laguna Niguel, California
December 22, 2010